Exhibit 5

OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

August 18, 2011

Board of Directors
OBA Financial Services, Inc.
20300 Seneca Meadows Parkway
Germantown, Maryland 20876

Re:	OBA Financial Services, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of OBA Financial Services, Inc. (the “Company”) to be issued pursuant to the OBA Financial Services, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”).

In rendering the opinion expressed herein, we have reviewed the Charter of OBA Financial Services, Inc. (the “Company”), the 2011 Equity Incentive Plan and the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Upon the effectiveness of the Form S-8, the Common Stock of the Company when issued in accordance with the terms and conditions of the 2011 Equity Incentive Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK

LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation